SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 1997 (June 6, 1997)

                                 INTERBET, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                                          87-0485308
(State or other jurisdiction                   (IRS Employer Identification No.)
    of incorporation)

                                  33-55254-43
                            (Commission File Number)

  Suite 110, 1777 Botelho Drive, Walnut Creek, California       94596
     (Address of principal executive offices)                 (Zip Code)

Registrant's  telephone number,  including area code: (510)  296-2400

Bio-Chem, Inc., Suite 460, 3098 South Highland Drive, Salt Lake City, Utah 84601
         (Former name or former address, if changed since last report.)

Item 1.  CHANGES IN CONTROL OF REGISTRANT.

     On June 6, 1997, pursuant to a Stock Exchange Agreement and Plan of Reorganization, Interbet, Inc., a Nevada corporation, ("Interbet") acquired 3,200,000 shares of the Registrant's authorized and unissued common stock. Interbet acquired the Registrant's 3,200,000 shares of common stock in exchange for 1,600,000 shares of Interbet's authorized and unissued common stock. The change in control of the Registrant is a result of (i) the issue to Interbet of shares representing approximately 72.26 percent of the Registrant's issued and outstanding common stock at the completion of the transaction, (ii) the resignation, in connection with the exchange, of the Registrant's incumbent directors and officers and (iii) the election by Interbet, as the Registrant's newly controlling stockholder of its own nominees as the Registrant's directors to fill vacancies created by the aforesaid resignations, and the election in turn by the new board of directors of the officers of the Registrant. Except as described above, Interbet does not own, directly or indirectly, any other common stock of the Registrant. The purpose of the acquisition of the Registrant's common stock by Interbet is the merger of Interbet into the Registrant. On June 13, 1997, Articles of Merger were filed with the Secretary of State of Nevada, effective upon filing, which accomplished the merger of Interbet into the Registrant. In the merger, the shares of common stock of the Registrant and of Interbet, respectively, which were issued in the exchange of common stock described above were canceled and the other issued and outstanding shares of Interbet's were converted into shares of common stock of the Registrant. As a result of the merger, the Registrant now has a total of 3,965,200 shares of common stock issued and outstanding, 1,100,000 constituting previously issued and outstanding shares and 2,865,200 constituting shares converted from Interbet's previously issued and outstanding shares. None of the former Interbet stockholders own more than 135,100, or 3.40 percent (2.69 percent assuming the exercise of 1,050,000 outstanding incentive stock options which are currently exercisable), which is insufficient to control the business and affairs of the Registrant. Subsequent to the merger, the Registrant's name was changed to Interbet, Inc. from Bio-Chem, Inc., as provided in the Stock Exchange

Agreement and Plan of Reorganization. The persons who were directors and the officers of Interbet prior to the merger are now the directors and officers of the Registrant. These persons and their securities ownership is as follows:

                                                         Number
Name             Age    Positions                        of shares       Percent

S.T. Deck, Jr.   32     Director & President             135,100          3.41

Samuel  I.       61     Chairman of the Board & Chief     10,000            *
Rosenthal                  Executive Officer

Michael Vishno   35     Director & Secretary/Treasurer   135,100          3.41

As a group                                               280,200          7.07

     Messrs. Deck and Vishno would each own 2.69 percent,  assuming the exercise
of  1,050,000   outstanding   incentive   stock   options  which  are  currently
exercisable, and directors and officers as a group would own 5.59 percent.

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On June 13, 1997, the Registrant acquired the business of Interbet, Inc., a Nevada corporation, ("Interbet") as a result of a merger of Interbet into the Registrant pursuant to a Stock Exchange Agreement and Plan of Reorganization entered into on June 6, 1997. In the merger, the shares of common stock of the Registrant and of Interbet, respectively, which were issued in the exchange of common stock described above were canceled and the other issued and outstanding shares of Interbet's common stock were converted into shares of the Registrant's common stock. The numbers of shares given and received in the Exchange by the Registrant were arbitrary and not based on assets, earnings or any other criterion of value. Prior to the merger, Interbet owned 72.26 percent of the issued and outstanding common stock of the Registrant and the directors and officers of Interbet had been elected, immediately following the Exchange as the directors and officers of the Registrant, resulting in control of the Registrant by Interbet. Prior to the Stock Exchange Agreement and Plan of Reorganization and the consummation of the transactions contemplated therein, there was no relationship between the Registrant's then controlling stockholder and the Interbet's directors, officers and stockholders. Prior to the merger, the Registrant was in the business of looking for an acquisition of a business. As a result of the merger, the Registrant is now engaged in the development of the business in which Interbet has been engaged. As used herein, the business of the Registrant includes the business of Interbet.

BUSINESS OF THE  REGISTRANT

     The Registrant is engaged, as a result of the merger with Interbet, in the business of developing a Web site for bingo, a class II game of chance, under agreement with the Thlopthlocco Tribal Town on tribal land in Okemah, Oklahoma. The Registrant also intends to develop a Web site for class III casino type games of chance similar to bingo and sports betting at a location outside of the United States, its territories and possessions. Both Web sites are planned to be accessible to players around the world on the World Wide Web of the Internet. The Registrant intends to be a significant provider of Internet bingo and other waging games, through domestic and international partnerships. The Internet is an increasingly significant global medium for communication and commerce. The Internet is a rapidly growing global web of computer networks which permits users to communicate throughout the world. Growth in Internet usage has been driven by the emergence of the Web, which uses graphical user interface technology to simplify the transmission and retrieval of information over the Internet. Each Internet user has access to every other user and to information contained on an increasing number of "host" or "server" computers. Morgan Stanley estimates that the number of Web users will increase from approximately twenty-three million at the end of 1996 to approximately forty six million at the end of 1997 and to approximately 152 million by the year 2000. This level of user traffic has given some Web sites a reach greater than major metropolitan newscasts. For example, the Yahoo directory now servers over twenty million page views daily. The Registrant believes that online gaming has substantial revenue-generating potential. Frank Feather, keynote speaker at the 1996 World Gaming Congress & Expo, predicted that alternative delivery methods for games of chance, like the Internet, could potentially account for twenty percent of the gaming industry's revenue, or about $10 billion per year in several years.

Tribal Gaming  Agreement

     The Thlopthlocco Tribal Town Business Committee of the Thlopthlocco Indian Tribe of Oklahoma approved a resolution signed by the Registrant pursuant to which the Tribe and the Registrant would enter into a joint venture for the purpose of placing high stakes bingo Web site on the Internet. The operation of the Web site would be at a facility to be built and equipped on tribal land with $500,000 in financing provided by the Registrant with the assistance of a consulting firm. The agreement provided that the Thlopthlocco Tribe will receive sixty percent of net revenues from operations and the Registrant will receive forty percent of net revenues. Due to a change in the structure of the relationship between the Registrant and the Thlopthlocco Indian Tribe, in part to assure compliance with Indian Gaming Regulatory Act of 1988, the Registrant has voided the agreement under the resolution and is working on reducing the current understanding with the Tribal Town Business Committee to a written agreement.

Software Development  Agreement

     The Registrant has a letter of intent with nineCo, Inc., a developer of multimedia software, for the development and licensing of customized software for the Registrant's bingo Web site. The software is expected to allow bingo games twenty-four hours a day, seven days a week for both cash and prizes. The letter of intent sets forth all the essential terms of the relationship between the Registrant and nineCo. Upon signing a formal agreement, the Registrant will pay nineCo a fee of $40,000, continuing licensing fees of $8,000 per month beginning thirty days later and an amount equal to eight percent of net revenues payable quarterly, $28,000 to customize nineCo's software to the specifications of the Registrant, and a software maintenance fee of $8,000 per month beginning after delivery. The Agreement will be renewable annually for a fee of $50,000. The Registrant would have the exclusive right to advertise its Web sites at the Web site "Bingo Zone" operated by nineCo for a fee of $16,666 per month for six months beginning at the time of delivery of the customized software to the Registrant. nineCo would, under the agreement, deliver the Registrant's email message to 500,000 users on nineCo's list, would hyper-link the

Registrant's Web site from the Bingo Zone and provide the Registrant with a twenty-five percent discount for Bingo Zone's published rates.

Background

     Since 1988, when Congress passed legislation that gave Indian tribes the right to negotiate for casinos on their land, more than fifty Indian casinos have opened across the United States. The most notable is Foxwoods Casino in Connecticut which is the largest casino in terms of revenue in the gaming industry. According to Standard and Poors, these Indian facilities accounted for more than $1.6 billion in revenues in 1994. Historically, the two largest barriers for entering the casino industry were capital and licensing. The gaming industry estimates the total cost of opening a world class casino hotel to be $2 billion, including land, building and equipment. By entering the gaming industry through the Internet and not the traditional casino, the Registrant's costs are expected to be dramatically less. After the implementation of its bingo Web site, the Registrant intends to establish a Web site for keno and sports betting at an operations facility to be located outside the United States.

Company  Products

     The software nineCo is planning to develop for the Registrant's bingo Web site is expected to be extremely user-friendly, making it accessible for everyone to play. The game itself is expected to allow the player a minimum of one card for $1.00 and two cards for $3.00. The bingo games will vary in complexity, from traditional bingo to a progressive, high stakes bingo and cover-all game. The traditional bingo game is structured to pay out based upon the number of individuals participating per game, with a minimum payout of $100. This game will also limit the number of players per game, but will automatically start an additional game to hold any overflow of players. The progressive game is expected to allow varying costs per card (e.g., $1.00, $5.00, $10.00), payouts according to the price per card, with the progressive jackpot being paid to the maximum price per card. The coverall game is expected to draw a single number daily, until an eventual winner is declared. The speed of the player's home computer system is not expected to affect his or her chances of winning. The Registrant intends to start a new bingo game every thirty minutes, in addition to a cover-all game, for cash and prizes, to entice players to return to its web site frequently. New gaming activities, such as keno and sports betting, are expected to be implemented soon after the bingo Web site is operational.

     Bingo is the most widely acceptable form of gambling and is available around the world in one form or another. Bingo is currently an extended-play instant lottery game in most North American lottery jurisdictions. Its staying power has been quite remarkable. The Registrant's transformation of bingo into a Internet game is expected to be well received. Bingo on the Internet will enable people to play without leaving the comfort of their homes or offices. The Registrant hopes to penetrate new markets that prior to the Internet had limited exposure to bingo. For example, the software to be developed by nineCo for the Registrant entails multilingual versions for the World Wide Web. In addition, the "Generation X" market, persons between the ages of eighteen to thirty-four in the United States, reportedly has the fastest growing number of individuals playing bingo. In 1995, bingo revenues were an estimated $5.6 billion. With the expansion of other delivery systems, like the Internet, industry experts estimate bingo revenues could top $10 billion in the next several years.

Advertising & Interactive Marketing

     Advertising   sales  on  the  World  Wide  Web  have  been  growing  at  an unprecedented pace. Jupiter Communications, a New York market research firm, predicts online advertising revenues, for both the

World Wide Web and consumer online services, will top $5 billion by the year 2000. Major corporations, like Microsoft, MCI and The Gap are setting aside significant funds to reach the online market with their ad messages, and the Registrant expect to have a appealing demographic among its bingo playing patrons for many potential advertisers. Advertising sales is expected to be another revenue source for the Registrant.

Plan of Operation

     The Registrant believes it is a pioneer in the emerging field of online real-time casino gaming. The Registrant's focus is to bring gaming to the Internet in a three phase strategy. Phase one objective is to establish a high stakes bingo game on the Internet. Phase one is complete once on-line operations begin with the bingo Web site. Phase two will be to establish a keno game on the Internet. Since keno is a class III game, the Registrant plans to establish the site for this venture outside the United States. The Registrant plans to enter into a joint venture or acquisition of an existing Internet casino. Revisions of the software being created for the Registrant by nineCo are expected to be easily adjustable for keno. Keno is similar to bingo, has a large following and is easy to play. Phase three of the operation is to establish a sports betting operation using the off shore facility acquired during phase two of operations. The demographics for sports betting and the Internet are uniquely compatible, males who are an average age of twenty-six. The gaming industry estimates illegal sports betting is between $30 billion and $100 billion a year.

     The Registrant has evaluated various forms of bingo and prizing strategies. The three forms of bingo with accompanying jackpots which are planned to be offered on the Registrant Web site is expected to attract the widest range of players. First, the cover-all game, which will draw a single number daily until someone's bingo card has a cover-all. The game will be free but players must enter the site each day to retrieve the called ball and place it on their "card". The prize for the winner will be a trip for two to Hawaii, or its equivalent. The objective of the game is to get people to the site to play the other versions of bingo. The traditional bingo game will be played for $2 per card and the jackpot determined by the number of players in the game, with a minimum jackpot of $100 per game. The progressive game will have a varying pay for play system, $1, $5 and $10 per card. The objective of the game will be to get bingo with the fewest number of balls drawn. The prizes for this game will be tiered toward the number of balls drawn. For example, a $5 card would win $250,000 for a bingo called with only four balls drawn.

     Phase two, development of keno for the Internet, will take place concurrently with the development of bingo. The Registrant views keno as the logical progression from high stakes bingo on the Internet. The games themselves are extremely similar and have a large overlapping player base. Keno will operate the same way the progressive bingo game is played, with a varying cost system per card. The prize for each game will be determined by the price of the ticket, numbers marked, and numbers drawn. The Registrant believes it can capture significant revenues from keno's world wide popularity and the current lack of any large scale gaming keno site on the Internet.

     Phase three of the operation will be sports betting, utilizing the Internet casino acquired during phase two. This will be a full sports betting operation on football, basketball, hockey, baseball and horse racing, with parlay cards, teaser cards and straight cards. The player will have the opportunity to bet on hundreds of different sporting events and horse races every day of the week. The Registrant expects the dramatic rise in the popularity of professional and college football and basketball, along with the thrill of waging to be part of the action, to add up to a boom in sports betting. The demographics of both the Internet and the average sports bettor are males in their late twenties. Illegal wagering nationwide in is estimated anywhere from $30 billion to $100 billion a year. By establishing a secure and easy way to bet, the Registrant's sports betting operation is expected to be extremely successful even though it may capture only a small share of the illegal sports betting industry. The resulting decrease in revenues was attributable to the interruption in business suffered by the Company and others during Hurricane Luis in September 1995. In order to provide for such a natural catastrophe in the future, the Company had established a second location in the Caribbean that was used to back-up all wagering emanating over the telephone.

     All of the Registrant's Web sites will be linked to each other, so players can easily move from one site to another and enjoy all of the gaming offered by the Registrant. The completion of the three stage operational plan should be ten to twelve months.

Competition

     Many segments of the gaming industry are characterized by intense competition, with a large number of companies and syndicates offering the same wagering or seeking to develop sports wagering. All of these entities in most instances have vastly greater resources than the Registrant. The Company presently estimates that gaming is permitted in almost all states in some form, and gaming activities continue to expand. There are numerous national and international corporations and entities engaged in the gaming business. Competition in the gaming industry has increased substantially in recent years, more competitors participate in the industry each year, and most of the competitors have substantially greater financial and personnel resources than the Company. Barriers to entry in Internet businesses are low. The most venerable competition to a would-be Internet bingo entrepreneur - established casino operations such as Harrah's, Mirage, and Ceasar's Palace are not expected to be entering the Internet market in the near future. Bingo games are well suited for the Internet. After properly developing the Registrant's bingo game site, the Registrant could rival the best of commercially available casino games, offering an opportunity for players to compete against other players around the world.

     Many forms of gaming are conducted both on and off Indian lands in the United States which, in a broad sense, may be deemed to be in competition with the Company's services. Although there is a general lack of reliable data regarding the effect of any one form of gaming on the level of business experienced by another, the Company is not aware of any data suggesting that revenues from any specific form of gaming are particularly sensitive to the level of wagering on other forms of gaming. The Company believes that its MegaBingo, MegaCash and MegaBingo Lite are the only multi-hall, high stakes bingo games currently available on or off Indian lands in the United States. These games are played on real-time television with off-site players represented by "proxies" at up to fifty Indian operated bingo halls across the United States. This limits the number of people who can play the game because an actual person must be present at an Indian Reservation Bingo Hall where the game is being played. Also, it limits the amount of time in which the game can be played. Interactive Gaming & Communications Corp., a publicly owned company, operates an Internet "casino from a location in Granada, West Indies.

     In March 1997, that company launched a live Internet casino which offered a slot machine tournament. That company's public filings indicate that it plans to introduce more live games of chance in the second quarter of 1997 and eventually to develop an interactive gaming system for the Internet World Wide Web.

     In addition to other bingo operations, the Company's activities may also compete with such other forms of gaming as lotto, table games, sports betting and pari-mutuel wagering. The extent to which the various forms of gaming conducted both on and off Indian lands in the United States may be competitive with the Company's services will depend upon several factors, including the nature and location of the gaming activity and the demographics of the players' population.

     Barriers to entry for Internet gaming ventures are low; some estimates place the number of current on-line gaming web sites as high at approximately
600. Yahoo, one of the most popular Internet search services, lists twenty-seven entries under the heading "Online Casinos". Of these, at least ten list the ability to play for real money in the site description. Additional competition will arise from the state lotteries, which are pursuing the traditional game of bingo.

     The Registrant believes it can distinguish itself from its competition on the basis of its effective business relationships with customers and the legal working relationship with the Thlopthlocco Tribe. The product differentiation of the Registrant's bingo game offerings will stem from the quality and variation of its bingo games, frequency of games played and the level of technical support and service provided. The ability to provide large jackpot awards, the frequency of jackpot "hits" and player appeal are expected to distinguish the Registrant's Web site from its competitor's. Currently, the Registrant's main competition will come from "MegaBingo", an online bingo site. MegabBingo's game is currently played with proxies.

     In addition, non-gaming entertainment competes with the gaming industry for the public's disposable income. To the extent these other forms of entertainment and non-Native American gaming are substitutes for Native American gaming, the opportunities the Registrant has to sell Native American bingo and participate in Native American casino development projects may be adversely affected.

Technology

     Direct Connect- (Internet) will enable domestic and international players to access the Registrant's Web site. The player must use the services of an Internet service provider to provide access to the Internet, usually through a telephone line connection. The majority of the Registrant's customers are expected to be domestic, although the World Wide Web does allow for international orders. This method of connectivity is extremely cost effective, with users only being charged for a local phone call. Not all connectivity is on a level platform. Users will have the full variety of modems and thus a wide range of connection speeds. The introduction of additional client servers needs to be timed according to increases in volume of players, so us never to deny access. Wireless telephony technology is available in limited areas. Within five years wireless telephone access is expected to become widely available and cable television companies are expected to expand service by providing access to the Internet.

Security Issues

     The Registrant's Web site will feature "firewall" which will allow users to play the games but will not allow them access to the software of the game. This will prevent any potential tampering with the odds and payoff levels. Players' credit card payments for games will be subject to prevailing security measures for merchant transactions on the Internet. Cash prize payoff will be by credit to the winner's credit card account.

Governmental Regulation

     The operation of gaming on Indian reservations is subject to the Indian Gaming Regulatory Act of 1988 (the "Gaming Act" or "IGRA"), which created the National Indian Gaming Commission (the "NIGC") to promulgate regulations to enforce certain aspects of IGRA. The NIGC became fully operational in February 1993. Shortly after IGRA was enacted, the

Federal Communications Commission ("FCC") and the United States Postal Service amended their regulations to allow the use of television, telephone and the United States mail for certain purposes in regard to Indian gaming, as long as the gaming was in compliance with IGRA. On questions of compliance, the FCC defers to the NIGC. Due to the relatively recent adoption of the foregoing provisions, it is anticipated that statutes and regulations may be amended in the future to correct initial deficiencies or to respond to changes in the gaming industry. Management of the Registrant believes that its bingo operations will not be in violation of any regulations or laws, but there is a risk that the regulations or laws may change, or that new interpretations may be given to existing laws and regulations, which may restrict or prohibit the bingo games currently planned by the Registrant.

     IGRA classifies games that may be played on Indian land into three categories. Class I gaming includes traditional Indian social and ceremonial games and is regulated only by the tribes. Class II gaming includes bingo, pull-tabs, lotto, punch boards, tip jars, instant bingo, certain card games played under limited circumstances and other games similar to bingo if those games are played at the same location where bingo is played. The Registrant's bingo operations have been designed as Class II games, but the Registrant has not sought an opinion from the NIGC that the Company's bingo games are, in fact, within Class II. Class III gaming consists of all forms of gaming that are not Class I or Class II, such as video casino games, slot machines, most table games, keno and sports betting.

     IGRA provides that Indian tribes may engage in Class II gaming, including the conduct of high-stakes bingo games, if (i) the state in which the Indian reservation is located permits such gaming for any purpose by any person, (ii) the gaming is not otherwise specifically prohibited on the Indian reservation by Federal law, (iii) the gaming is conducted in accordance with a tribal ordinance which has been approved by the NIGC, and (iv) several other requirements are met, including the requirement that an Indian tribe shall have the sole proprietary interest and responsibility for the conduct of gaming, and that primary management officials and key employees must be licensed by the tribe.

     Under IGRA, the NIGC has the power to inspect and examine all Indian gaming facilities, to conduct background checks on all persons associated with Class II Indian gaming, to inspect, copy and audit all records of Indian gaming facilities, and to hold hearings, issue subpoenas, take depositions and adopt regulations in furtherance of its responsibilities. IGRA authorizes the NIGC to impose civil penalties for violations of its regulations or of the Act, and also imposes Federal criminal sanctions for illegal gaming on Indian reservations and for theft from Indian gaming facilities.

     IGRA also regulates Indian gaming management contracts. The Act provides that the Gaming Commission may approve a management contract only after determining that the contract provides for (ii) adequate accounting procedures and verifiable financial reports, which must be furnished to the tribe, (ii) tribal access to the daily operations of the gaming enterprise, including the right to verify daily gross revenues and income, (iii) minimum guaranteed payments to the tribe, which must have priority over the retirement of development and construction costs, (iv) a ceiling on the repayment of development and construction costs, (v) a contract term not exceeding five years and a management fee not exceeding thirty percent of net revenues, provided that the NIGC may approve up to a seven year term and a forty percent return to the Manager if the Chairman of the NIGC is satisfied that the capital investment required, and the income projections for the particular gaming activity, justify the larger percentage and longer term. Certain other requirements for approval of a management contact are specified in the regulations promulgated by the NIGC.

     IGRA requires the NIGC to review all management contracts and collateral agreements approved by the Bureau of Indian Affairs before the creation of the NIGC to ensure that such agreements are in compliance with IGRA. The Registrant will apply to NIGC for a determination that the planned agreement with the Thlopthlocco Indian Tribe is a service agreement and not management contract, thereby allowing the Company to obtain more favorable terms than would be permitted under a management contact. There is no assurance however, that reviews of the agreement by the NIGC or alternative interpretation of applicable laws and regulations will not require substantial modifications to the agreements and cause the operations of the Company to be less profitable or even unprofitable.

     The Registrant's business activities emanating from the United States (customers' wagers) may be materially affected by regulations and actions that may now be in place or will be promulgated in the future by the various local, state, and/or federal government regulators. States which permit Class III gaming of the type planned by the Registrant, such as keno and sports betting, impose significant regulatory controls over casinos licensed to operate in their jurisdictions. The Registrant plans to site its Web servers for keno and sports betting at a casino location outside of the United States. The Registrant expects to conduct its keno, casino games and sports betting through a wholly owned subsidiary to be organized under, located in and licensed to conduct its business by a foreign country. The subsidiary's business activities emanating from outside the foreign country (customers' wagers and licensing) may become materially affected by regulations, laws or statutes which may be promulgated by the various country, state and/or local governments or their respective agencies in the future where the customers are located, including the United States, or the enforcement of such laws or regulations. The Registrant's legal position is that its gaming and gambling operations, legally conducted in a foreign, are not subject to regulation by the United States or its constituent states or commonwealths.

     The uncertainty of how the United States and other world governments will look upon gambling on the Internet may deter major financial and/or investment companies from participating in any capital venture with the Company.

Properties and Personnel

     The Registrant is presently occuping a modest amount of office general office space without charge in the offices of a consultant. At the time the Registrant expects to relocate to offices which are adequate to house its operations. At the present time, the Registrant has six employees.

Litigation at the date of this report

     The Registant is not engaged in any litigation and is not aware of any pending or threatended claims.


Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     The Registrant engaged Durland & Company, CPAs, P.A., with its offices in Palm Beach, Florida as its independent accountant for the fiscal year ending December 31, 1997. Durland & Company is the independent accountant for The Registrant, a Nevada corporation, which the Registrant acquired on June 6, 1997 as a result of a merger. Prior to the engagement of Durland & Company, the Registrant had never consulted Durland & Company regarding the application of accounting principle or the type of audit opinion that might be rendered on the Registrant's financial statements.

Item 7. Financial Statements and Exhibits.

(a) Financial  Statements:
Report of Independent Auditor
Balance Sheet of Interbet at April 30, 1997
Statement of Operations of Interbet, for the period since inception to April 30,
  1997
Statement of Stockholders' Equity
Statement of Cash Flows for the period since inception to April 30, 1997

Notes to Financial Statements of Interbet

 (b) Pro forma financial information-

          (1) For any transaction required to be described in answer to Item 2 above, furnish any pro forma financial information that would be required pursuant to Article 11 of Regulation S-X.

          (2) The provisions of (a)(4) above shall also apply to pro forma financial information relative to the acquired business.

(c) Exhibits-

2. Stock Exchange Agreement and Plan of Reorganization between the Registrant and Interbet, Inc., a Nevada corporation

3.1 Article of Merger of Interbet into the Registrant

3.2 Articles of Amendment changing name to Interbet, Inc.

10.1  Agreement with the Thlopthlocco Indian Tribe*

10.2  Letter of Intent with nineCo, Inc.*

*To be filed by amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Interbet has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Interbet, Inc.

By:  /s/ S.T. Deck, Jr.
     S.T. Deck, Jr., President

June 19, 1997

                                 EXHIBIT INDEX

Description of Document-

Exhibit 2. Stock Exchange Agreement and Plan of Reorganization between the Registrant and Interbet, Inc., a Nevada corporation

Exhibit 3.1 Article of Merger of  Interbet  into the  Registrant

Exhibit 3.2  Articles  of  Amendment changing name to Interbet, Inc.

Exhibit 23. Consent of Durland & Company, CPAs, P.A.